Exhibit 10.5
Note: Certain information has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The locations of these omissions are indicated in the exhibit by the following markings: [**].
Pall Corporation
2200 Northern Blvd
East Hills, NY 11548
Attn: Mary Ann Bartlett
Dear Ms. Bartlett:
I am the holder of an option, granted on March 19, 2001 pursuant to the Company’s 1998 Stock Option Plan, to purchase 9052 shares of the Company’s common stock at a price of $22.09.
Please take notice that I hereby exercise my option to purchase 9052 of such shares. I enclose my check in the amount of $68,568.90 as partial payment of the shares hereby, which amount is computed as follows:

Number of shares	9052
Option price per share	$22.09
Total purchase price	$199,958.68
Market value at close of previous day 5/25/05	$29.03
Total Market Value	$262,779.55
Good faith loan value	$131,389.78
(not to exceed 50% of the market value)
Balanced paid herewith	68,568.90

Donald Stevens
EMPLOYEE

/s/ DONALD STEVENS
Employee Signature
ADDRESS [**]
Social Security# [**]